NONEXCLUSIVE INDEPENDENT CONSULTING AGREEMENT


                  THIS NONEXCLUSIVE CONSULTING AGREEMENT ("Agreement") is made and entered into effective September 17, 2003, by and between FONIX CORPORATION, a Delaware corporation ("Fonix"), and LEON ELLIOTT ("Consultant"). Hereinafter either party may be referred to as "Party" and collectively as "Parties."

                                    RECITALS:

                  WHEREAS, Fonix is a software company which develops, markets, sells and licenses certain proprietary human-computer interface solutions, solution components and products. Fonix is seeking new marketing and licensing opportunities;

                  WHEREAS, Consultant (i) is generally familiar with many of Fonix's solutions and products, (ii) has expertise identifying and making introductions to companies interested in licensing or otherwise acquiring the rights to market or use human-computer interface solutions and products of a type offered by Fonix, specifically including "Speak@Me," and (iii) is willing to provide appropriate facilities and beta testing-environments for certain Fonix products, including "Speak@Me"; and

                  WHEREAS, Fonix desires that Consultant provide such services as hereinafter set forth.

                                    AGREEMENT

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                                   CONSULTING

                  1.1 Description. Fonix hereby retains Consultant to perform, and Consultant hereby agrees to perform, consulting services to Fonix as herein provided.

                  1.2 Services to be Performed. Consultant shall provide bona fide consulting services to Fonix in connection with Fonix's efforts to identify and enter into appropriate agreements for the sales or licensing of its human-computer interface solutions, solution components and products and its services within the "Speak@Me" and "Connect Me" product lines. Such services shall include, without limitation, (i) finding and introducing, on a best efforts and nonexclusive basis, potential users, licensees and co-development partners and (ii) participating in negotiations with such potential users, licensees and partners. Consultant shall also provide at least one (1) appropriate facility and beta testing environment for Fonix products, including "Speak@Me" and "Connect Me".



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                  1.3 Independent Contractor. Consultant acknowledges that
Consultant's retention does not confer upon Consultant any ownership interest in or personal claim upon any license, right or product of Fonix, nor does this Agreement confer any employment right on Consultant. Consultant agrees that in performing his duties under this Agreement, he shall be operating as an independent contractor as that term is defined in United States Treasury Department regulations and United States Internal Revenue Service rulings and interpretations. Nothing contained herein shall in any way constitute any association, partnership, employer/employee relationship, or joint venture between the Parties hereto, or be construed to be evidence of the intention of the Parties to establish any such relationship. Neither Party shall have any right, power or authority to make any representation nor to assume or create any obligation, whether express or implied, on behalf of the other, or to bind the other Party in any manner whatsoever. Both of the Parties agree, respectively, that they shall not hold themselves out in any manner that would be contrary to the terms of this Section 1.3.

1.4 Confidentiality and Non-Disclosure. Consultant acknowledges that in performance of services under this Agreement, he may acquire confidential information concerning Fonix technology, know-how, product development and marketing plans, business concepts, financial matters and other information which are valuable, special and unique assets of Fonix (herein "Information"). Consultant will not, during or after the term of this Agreement, disclose any Information, no matter how acquired, to any person or entity for any reason or purpose outside of Consultant's usual business activities as defined hereunder, and will not in any manner directly or indirectly aid or be a party to any acts, the effects of which would tend to divert, diminish or prejudice the technology, good will, business or business opportunities of Fonix. In the event of a threatened breach by Consultant of the provisions of this paragraph, Fonix shall be entitled to an injunction restraining Consultant from disclosing any such information or from rendering any services to any person or entity to whom any such information has been disclosed or threatened to be disclosed. Nothing herein shall be construed as prohibiting Fonix from pursuing any other remedies available to Fonix for actual breach of the provision of this paragraph, including the recovery of damages from Consultant.

                           1.4.1    In exchange for Fonix  executing  this
Agreement and agreeing to the retention of Consultant's services by Fonix, Consultant does hereby enter into the covenant of confidentiality set forth in this Section 1.4 (the "Confidentiality Covenant") and acknowledges the adequacy of the consideration to support the Confidentiality Covenant.

                           1.4.2    The  Confidentiality  Covenant  shall
survive the expiration or termination of this Agreement.

                                   ARTICLE II
                                TERM OF CONTRACT

                  2.1 Term. The term of this Agreement shall be from the effective date hereof until December 31, 2004, except as provided in this
Article II below.


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                  2.2      Termination.  Consultant  acknowledges  that its
engagement under this Agreement may be terminated by Fonix on five (5) days notice to Consultant.

                                   ARTICLE III
                                  COMPENSATION

                  3.1 Compensation. As soon as possible after the mutual execution of this Agreement by all Parties, Fonix shall issue as compensation for Consultant's services under this Agreement, Five Hundred Thousand (500,000) shares of the Company's common stock, par value $.0001 per share (the "Shares").

                  3.2 Registration of Stock. Any offer or issuance of the Shares under this Agreement shall be subject to the filing and effectiveness, at or prior to the time this Agreement is executed by Fonix, of a registration statement under the U.S. Securities Act of 1933, as amended, on Form S-8, covering the Shares.

                  3.3 Expenses. Consultant shall be responsible for the payment of any expenses incurred by Consultant in the providing of services hereunder.

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

                  4.1 Representations and Warranties of Consultant. To induce Fonix to enter into this Agreement, Consultant hereby represents and warrants as follows:

                           4.1.1    Restrictions;  Limitations.  Consultant is
under no obligation or restriction which would in any way interfere or be inconsistent with, or present a conflict of interest concerning the services to be furnished to Fonix under this Agreement. Consultant will not enter into any such obligation or restriction prior to the termination of this Agreement.

                           4.1.2    Disclosure,  Access to  Information.
Consultant confirms that he has received and thoroughly read and is familiar with and understands this Agreement, and that all documents, records, books and other information pertaining to Consultant's performance under this Agreement requested by Consultant have been made available for inspection and copying and that there are no additional materials or documents that have been requested by Consultant that have not been made available by Fonix. Consultant further acknowledges that he understands that Fonix is subject to the periodic reporting requirements of the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Consultant has reviewed or received copies of any such reports that have been requested by him. Without limiting the generality of the foregoing, Consultant acknowledges that it has received and has reviewed copies of the following reports filed by Fonix:

          (1) Annual Report on Form 10-K for the fiscal year ended December 31, 2002; (1)

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          (2)  Quarterly  Report on Form 10-Q,  for the  quarter  ended June 30,
               2003;

          (3) Current Reports on Form 8-K filed during 2003 and up to and including September 16, 2003.

Consultant acknowledges that the statements contained in the above-described Exchange Act Reports are not purely historical and include forward-looking statements within the meaning of Section 27A of the Act and Section 21E of the Exchange Act, including statements regarding the Company's expectations, hopes, intentions or strategies regarding the future. Forward looking statements include statements regarding future development of Fonix's automatic human computer interaction technologies, statements regarding Fonix's ability to enter into appropriate licensing and co-development agreements, and projections for the timing and amount of revenues to be received from Fonix in connection with such agreements. All such forward looking statements are based on information available to Fonix on the date hereof, and Fonix assumes no obligation to update any such forward looking statements. Fonix's actual results could differ materially from the results predicted in such forward looking statements.

                           4.1.3    Consultant is an  "accredited  investor" as
such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                           4.1.4    Consultant  has been advised that (i) there
may not be a market for the Shares; and (ii) it may not be possible to readily liquidate the Shares. Consultant understands that he may not offer for sale, sell, pledge, hypothecate or otherwise transfer or dispose of his interest in the Shares unless the Shares are registered under the Securities Act and
applicable   state   securities  laws  or  the  transfer  is  exempt  from  such registration.

                           4.1.5    Consultant's   overall   commitment  to
investments which are not readily marketable is not disproportionate to his net worth; and his investment in the Company will not cause such overall commitment to become excessive.

                           4.1.6    Consultant  satisfies any special
suitability or other applicable requirements of its state of residence and/or the state in which the transaction by which the Shares are exchanged occurs.

                           4.1.7    Consultant has such knowledge and experience
in financial and business matters that it is capable of evaluating the merits and risks of acquiring the Shares.

                           4.1.8    Consultant  acknowledges  that no general
solicitation or general advertising (including communications published in any newspaper, magazine or other broadcast) has been received by him and that no public solicitation or advertisement with respect to the offering of the Shares has been made to him.

                           4.1.9    Consultant  has  relied  solely  upon  the
advice of his own tax and legal advisors with respect to the tax and other legal aspects of the acquisition of the shares.

                                    ARTICLE V
                            MISCELLANEOUS PROVISIONS

                  5.1 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supercedes any prior written or oral agreements concerning the subject matter contained herein.

                  5.2 Amendment. This Agreement may be amended only by the written consent of the parties.

                  5.3 Waiver. No waiver of any breach or default of this Agreement by either party hereto shall be considered to be a waiver of any other breach of default of this Agreement.

                  5.4 Notices. Any notices pertaining to this Agreement shall be in writing and shall be transmitted by personal hand delivery or fax to an officer or director of Fonix or to Consultant, or through the facilities of the United States Post Office, certified mail, return receipt requested. The addresses set forth below for the respective parties shall be the places where notices shall be sent, unless written notice of a change of address is given.

                  Fonix:

                           Fonix Corporation
                           Attention: Roger D. Dudley
                           Executive Vice President
                           180 West Election Drive
                           Draper, Utah 84020


                  Consultant:

                           Leon Elliott
                           196 Bear Hill Road
                           Waltham, MA 02451

Notices given by mail shall be deemed to be delivered on the day such notice is deposited in the United States mail, postage prepaid.

                  5.5 Assignment. The Consultant's rights and duties pursuant to this Agreement are not assignable without the express written agreement of Fonix. Fonix may assign any of its rights or obligations hereunder.

                  5.6      Consultant  not  Exclusive   Consultant  of  Fonix.
Nothing in this Agreement shall restrict or otherwise limit the right of Fonix to engage or retain other consultants, either as employees or as independent contractors.

                  5.7 Indemnification. Consultant will indemnify and hold harmless Fonix and its directors, officers, and each person, if any, who controls Fonix within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities or actions to which any of them may become subject under applicable law (including, without limitation, the Act) and will reimburse them or any legal or other expenses incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon Consultant's failure to comply with the provisions of this Agreement or the inaccuracy of any representation made by Consultant in connection with this Agreement. The indemnification agreement contained in this paragraph shall remain in full force or effect, regardless of any investigation made by or on behalf of Consultant, and shall survive the consummation of the transactions contemplated by this Agreement.

                  5.8 Attorney Fees and Costs. The parties agree that, in the event of any dispute arising under this Agreement, the prevailing party in any such dispute shall be entitled to an award of all costs and expenses, including without limitation attorneys' fees and legal costs, which may arise from the enforcement of this Agreement, whether such enforcement is pursued by filing of a suit or otherwise.

                  5.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah of the United States of America.

                  5.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.

                  [Remainder of page intentionally left blank.
                            Signature page follows.]


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                  FONIX:

                  FONIX CORPORATION



                  By:      /s/ Roger D. Dudley
                      ------------------------------------
                           Roger D. Dudley
                           Executive Vice President


                  CONSULTANT:


                        /s/
                  ------------------------------------
                  Leon Elliott